SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 1, 2007

FNBH BANCORP, INC.
(Exact name of registrant
as specified in charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification No.)

101 East Grand River Howell, Michigan (Address of principal executive office)	48843 (Zip Code)

Registrant’s telephone number, including area code: (517) 546-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Appointment of New Principal Executive Officer.

        On March 1, 2007, FNBH Bancorp, Inc. (the “Company”) appointed Steve Walsh as President and Chief Executive Officer of the Company and First National Bank in Howell, a wholly-owned subsidiary of the Company. His employment is expected to begin March 26, 2007. There are no arrangements or understandings between Mr. Walsh and any other person pursuant to which he was selected as President and CEO.

        Mr. Walsh, 43, is currently a resident of Loveland, Ohio. Mr. Walsh has over 16 years of experience in the banking industry, including positions with Fifth Third Bank, FirstMerit, Provident Bank, and Bank One. During his banking career, he has held positions of increasing responsibility in finance, retail banking, consumer lending, marketing, and commercial lending. Most recently, Mr. Walsh served as the Chief Financial Officer for Fifth Third’s Consumer Bank. Prior to beginning his banking career, Mr. Walsh was employed by The Procter & Gamble Company in finance and accounting. None of such previous employers are affiliates of the Company. Mr. Walsh has not previously held any office with either the Company or First National Bank. There are no family relationships between Mr. Walsh and any director, executive officer, or nominee for director or executive officer of either the Company or First National Bank.

        Mr. Walsh will receive an annual base salary of $250,000. For the year 2007, he has been guaranteed a bonus under the Company’s Profit Sharing Plan equal to $100,000, to be paid in accordance with the Plan payout schedule. He will also participate in the Company’s Long Term Incentive Plan and is entitled to reimbursement for his moving expenses, up to a maximum of $10,000. In connection with his appointment, the Company agreed to grant him 2,000 shares of the Company’s common stock pursuant to the Long Term Incentive Plan. These shares will be subject to a five-year vesting schedule, vesting at the rate of 20% per year, and are expected to be granted within 60 days of the start of his employment, subject to the purchase by Mr. Walsh of an additional 2,000 shares of the Company’s common stock at the prevailing market price. In addition to these benefits, Mr. Walsh will be eligible to receive benefits offered to other executive officers of the Company and the Bank.

        In addition, in connection with his appointment, the Company, the Bank, and Mr. Walsh entered into a Management Continuity Agreement. Pursuant to the Management Continuity Agreement, Mr. Walsh will be entitled to receive a severance payment equal to twice his average salary and average bonus (with such averages calculated in accordance with the terms of the Management Continuity Agreement) if his employment is terminated under certain circumstances in connection with a change in control of the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 7, 2007	FNBH BANCORP, INC. (Registrant) By: /s/ Janice Trouba —————————————— Janice Trouba Chief Financial Officer